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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to (i) the inclusion in Thompson Creek Metals Company Inc.'s Annual Report on Form 10K for the year ended December 31, 2008 and (ii) the incorporation by reference in registration statement on Form S-8 (File No. 333-153219), of our audit report dated March 19, 2009, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
February 25, 2010

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CONSENT OF INDEPENDENT ACCOUNTANTS